Consent of PricewaterhouseCoopers LLP                                         Exhibit 23.1

[Letterhead of PricewaterhouseCoopers LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting,  which appears in the 2008 Annual Report of Shareholders, which is incorporated by reference in TBS International Limited's Annual Report on Form 10-K for the year ended December 31, 2008.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
October 1, 2009